UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Auna S.A.

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

46A, Avenue J.F. Kennedy 1855 Luxembourg Grand Duchy of Luxembourg +51 1-205-3500	L-1855
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Ordinary Shares, nominal value US$0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration or Regulation A offering statement file number to which this form relates:

333-276435

Securities to be registered pursuant to Section 12(g) of the Act:

none

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby are the class A ordinary shares, with a nominal value of US$0.01 per share (the “class A shares”) of Auna S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, Avenue J.F. Kennedy, L – 1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B267590 (the “Registrant”). The description of the securities to be registered set forth under the caption “Description of Our Share Capital” included in the Registrant’s Registration Statement on Form F-1 (File No. 333-276435), originally filed with the Securities and Exchange Commission on January 9, 2024, as amended by any amendments to such Registration Statement, and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Auna S.A.

Date: March 20, 2024	By:	/s/ Gisele Remy
	Name:	Gisele Remy
	Title:	Chief Financial Officer